Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-140626 on Form S-1 of our report dated February 12, 2007, relating to the combined financial statements of Claims Services Group (entities commonly controlled by Automatic Data Processing, Inc.), appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the headings “Selected Historical Financial Data” and “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

San Jose, California
March 26, 2007